        As filed with the Securities and Exchange Commission on November 6, 2000
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                --------------

                         RIBOZYME PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                --------------

                  Delaware                             34-1697351
      (State or Other Jurisdiction of               (I.R.S. Employer
       Incorporation or Organization)             Identification No.)

                              2950 Wilderness Place
                             Boulder, Colorado 80301
                                 (303) 449-6500

               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                --------------

                             Ralph E. Christoffersen
                      Chief Executive Officer and President
                         Ribozyme Pharmaceuticals, Inc.
                              2950 Wilderness Place
                             Boulder, Colorado 80301
                                 (303) 449-6500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                --------------

                                 With copies to:
                           Robert K. Montgomery, Esq.
                           Gibson, Dunn & Crutcher LLP
                             2029 Century Park East
                          Los Angeles, California 90067
                                 (310) 552-8500


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

================================================================================
           Title                 Proposed Maximum              Amount of
       of Securities                Aggregate                Registration
     to be Registered           Offering Price(1)                 Fee
--------------------------------------------------------------------------------
       Common Stock,
 $0.01 par value per share        $61,590,000.00              $16,259.76
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the common stock as quoted on the Nasdaq National Market on November 1, 2000.


                                --------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2000

PRELIMINARY PROSPECTUS

                                3,000,000 SHARES
                         RIBOZYME PHARMACEUTICALS, INC.
                                  COMMON STOCK

         This is a public offering of shares of common stock of Ribozyme Pharmaceuticals, Inc. This means:

              - we may offer for sale and sell shares in varying amounts and at prices and on terms to be determined at the time of sale;

              - we will provide a prospectus supplement each time we issue common stock; and

              - the prospectus supplement will inform you about the number of shares of common stock to be sold by us, the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation with respect to a particular offering.

         We will receive all of the proceeds from our sale of our common stock.

         If any broker-dealers are used to effect sales, any commissions paid to the broker-dealers and, if broker-dealers purchase any shares of common stock as principals, any profits received by the broker-dealers on the resale of the shares of common stock, may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

         Our common stock is listed on the NASDAQ National Market under the symbol "RZYM." On November 1, 2000, the closing price of one share of our common stock was $20.25.
                                 --------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 1.

                                 --------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                 THE DATE OF THIS PROSPECTUS IS NOVEMBER _, 2000

                                   THE COMPANY

                         RIBOZYME PHARMACEUTICALS, INC.

         Following is a short summary of our business. You should carefully read our Annual Report on Form 10-K for the year ended December 31, 1999, the Form S-3 Registration Statement (File No. 333-40764) filed by us on July 31, 2000, as amended, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, which are incorporated herein by this reference, and the "Risk Factors" section of this prospectus for more information on our business and the risks involved in investing in our common stock.

         We are developing a new class of drugs based on engineered molecules called "ribozymes." Ribozymes are a form of ribonucleic acid that have the ability to cleave RNA, including messenger RNA, and thereby selectively inhibit protein production or viral replication. Because many human diseases result from abnormal protein production or viral replication, we believe that ribozymes may prevent, treat or cure a broad range of human diseases.

         We are currently in clinical development and preclinical testing for the following three product candidates:

                - ANGIOZYME, for which a Phase I/II clinical trial has been completed for the treatment of solid tumor cancers in collaboration with Chiron Corporation;

                - HEPTAZYME, an anti-HCV ribozyme for which a Phase I/II clinical trial has been completed for the treatment of Hepatitis C; and

                - HERZYME, which we are developing for the treatment of breast and other cancers in collaboration with Elan Corporation plc and its affiliates.

         We expect to identify and begin preclinical testing on an additional product candidate for the treatment of Hepatitis B by the end of 2000 and develop new ribozyme product candidates in the future.

         Our strategy is to use our unique and patented ribozyme technology to identify and develop a new class of drugs to treat human diseases for which there are large numbers of patients and insufficient treatments. The principal elements of our strategy are to:

                - develop ribozyme drugs by pursuing multiple product candidates across a number of diseases;

                - maximize value of new product candidates through expanded internal development;

                - focus on human therapeutics and license other applications of our technology; and

                - maintain and expand our patent portfolio and proprietary technology.

         Our corporate headquarters are located at 2950 Wilderness Place, Boulder, Colorado 80301, and our telephone number is (303) 449-6500. Our web site address is www.rpi.com. Information contained on our web site does not constitute part of this prospectus.

         ANGIOZYME(TM), HEPTAZYME(TM), AND HERZYME(TM) are trademarks of Ribozyme Pharmaceuticals, Inc.

                                  RISK FACTORS

         You should carefully consider the following risk factors and all other information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein before purchasing our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could materially adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.

         WE ARE A BIOTECHNOLOGY COMPANY IN THE EARLY STAGE OF DEVELOPMENT AND HAVE ONLY A LIMITED OPERATING HISTORY FOR YOU TO REVIEW IN EVALUATING OUR BUSINESS AND PROSPECTS.

         Our ribozyme technology is in an early stage of development and represents a new and unproven approach to therapeutic products. There can be no assurance that our technologies will enable us or any of our collaborators to discover and develop therapeutic products.

         All of our products are in early stages of development, have never generated any sales and require extensive testing before commercialization. We do not expect any of our product candidates to be commercially available for at least four years. You must consider, based on our limited history, our ability to:

                - obtain the financial resources necessary to develop, test, manufacture and market products;

                - engage corporate partners to assist in developing, testing, manufacturing and marketing our products;

                - satisfy the requirements of clinical trial protocols, including patient enrollment;

                - establish and demonstrate the clinical efficacy and safety of our products;

                -   obtain necessary regulatory approvals; and

                - market our products to achieve acceptance and use by the medical community in general.

         WE HAVE A HISTORY OF LOSSES, EXPECT FUTURE LOSSES AND CANNOT ASSURE YOU THAT WE WILL EVER BECOME OR REMAIN PROFITABLE.

         We have incurred significant losses and have had negative cash flows from operations since inception. To date, we have dedicated most of our financial resources to research and development and general and administrative expenses. We have funded our activities primarily from sales of stock, revenues under research and development agreements and lines of credit. As of June 30, 2000, our accumulated deficit was $90.4 million.

         We expect to incur losses for at least the next several years because we plan to spend substantial amounts on research and development of our products, including preclinical studies and clinical trials, and, if we obtain necessary regulatory approvals, on sales and marketing efforts.

         WE DEPEND UPON OUR COLLABORATIVE RELATIONSHIPS AND OUR COLLABORATORS HAVE RIGHTS UNDER THESE AGREEMENTS WHICH IF EXERCISED COULD ADVERSELY AFFECT OUR ABILITY TO DEVELOP OUR PRODUCTS AND OUR OPERATING RESULTS.

         Engaging corporate partners and other third parties to develop, test and manufacture our initial products has been, and is expected to continue to be, a key element of our strategy. Our current partners, Chiron Corporation and Elan Corporation plc, have the right to unilaterally terminate our existing agreements or discontinue funding their share of product development expenses. If any of them were to terminate its funding of the development of a particular product, we may not have the right to continue development of that product on our own.

         In addition, there are many aspects of our collaborations that have been and will continue to be outside of our control including:

                - decisions by our collaborators to extend or renew our agreements and relationships;

                - the pace of development of our products including the achievement of performance milestones;

                - development by our collaborators of competing technologies or products;

                - exercise by our collaborators of marketing or manufacturing rights; and

                - the loss of our rights to products or the profits from our products if we are unable to fund our share of development costs.

         WE HAVE GRANTED EXCLUSIVE RIGHTS TO CERTAIN OF OUR COLLABORATORS TO PRODUCTS TARGETING SPECIFIC GENE SEQUENCES WHICH COULD DELAY DEVELOPMENT OF THOSE PRODUCTS AND PREVENT US FROM ENTERING INTO OTHER COLLABORATIVE AGREEMENTS.

         Under our current collaborations, up to an aggregate of 50 targets may be reserved at any time. Development of the products subject to these exclusivity provisions is out of our control. These products will not be available to us during the exclusivity term either to develop internally or in collaboration with third parties.

         Some of our collaborators have the right to reserve exclusive rights to specified products for a period of time, even if they are not developing that product. Also, many of our collaboration agreements require us to offer our collaborators a right of first offer for certain targets and products.

         BECAUSE WE MUST OBTAIN REGULATORY APPROVAL TO MARKET OUR PRODUCTS IN THE UNITED STATES AND FOREIGN JURISDICTIONS, WE CANNOT PREDICT WHETHER OR WHEN WE WILL BE PERMITTED TO COMMERCIALIZE OUR PRODUCTS.

         The pharmaceutical industry is subject to stringent regulation by a wide range of authorities. We cannot predict whether regulatory clearance will be obtained for any product we develop. A pharmaceutical product cannot be marketed in the United States until it has completed rigorous preclinical testing and clinical trials and an extensive regulatory clearance process implemented by the FDA. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. Of particular significance are the requirements covering research and development, testing, manufacturing, quality control, labeling and promotion of drugs for human use.

         Before commencing clinical trials in humans, we must submit and receive approval from the FDA of an Investigational New Drug application, or IND. Clinical trials are subject to oversight by institutional review boards and the FDA and:

              - must be conducted in conformance with the FDA's good laboratory practice regulations;

              - must meet requirements for institutional review board oversight;

              -   must meet requirements for informed consent;

              -   must meet requirements for good clinical practices;

              -   are subject to continuing FDA oversight;

              -   may require large numbers of test subjects; and

              - may be suspended by us or the FDA at any time if it is believed that the subjects participating in these trials are being exposed to unacceptable health risks or if the FDA finds deficiencies in the IND or the conduct of these trials.

         Before receiving FDA clearance to market a product, we must demonstrate that the product is safe and effective on the patient population that will be treated. Data obtained from preclinical and clinical activities are susceptible to varying interpretations that could delay, limit or prevent regulatory clearances. In addition, delays or rejections may be encountered based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of product development, clinical trials and FDA regulatory review.

         Failure to comply with applicable FDA or other applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other regulatory action against our potential products or us. Additionally, we have limited experience in conducting and managing the clinical trials necessary to obtain regulatory approval.

         If regulatory clearance of a product is granted, this clearance will be limited to those disease states and conditions for which the product is demonstrated through clinical trials to be safe and efficacious. We cannot ensure that any compound developed by us, alone or with others, will prove to be safe and efficacious in clinical trials and will meet all the applicable regulatory requirements needed to receive marketing clearance.

         Outside the United States, our ability to market a product is contingent upon receiving a marketing authorization from the appropriate regulatory authorities. This foreign regulatory approval process includes all of the risks associated with FDA clearance described above.

         For additional information concerning regulatory approval of our prospective products, see "Business--Government regulation of our drug development activities" in our Form S-3 Registration Statement (File No. 333-31456) filed with the SEC on March 2, 2000, as amended, which is incorporated herein by reference.

         WE ARE INVOLVED IN PENDING LITIGATION AND CANNOT AT THIS TIME PREDICT THE ULTIMATE OUTCOME OR POSSIBLE LOSS THAT COULD RESULT FROM THAT LITIGATION.

         We, along with our chief executive officer, are defendants in several related lawsuits which purport to be class actions on behalf of purchasers of our common stock on November 16 and 17, 1999. The lawsuits, which are substantially identical, allege the defendants violated certain federal securities laws based upon an allegedly misleading announcement made on November 15, 1999. Although we believe none of these legal proceedings have any merit, we are unable to predict the ultimate outcome of these proceedings or determine the total expense or possible loss, if any, that may ultimately be incurred in the resolution of these proceedings.

         IF WE CANNOT OBTAIN ADDITIONAL FINANCING, WE MAY HAVE TO DILUTE YOUR INTEREST, CURTAIL OUR RESEARCH AND DEVELOPMENT, RELINQUISH OUR RIGHTS TO SOME OR ALL OF OUR PRODUCTS OR DECLARE BANKRUPTCY.

         Our existing financial resources and expected revenues from our collaborations should be sufficient to meet our operating and capital requirements through mid-2002; however, we may have to raise substantial additional capital thereafter if:

              - changes in our research and development plans cause unexpected large future expenditures; or

              - changes in our collaborative relationships cause a significant reduction in our expected revenues from our collaborations.

         If we raise funds by selling more stock, your ownership share in us will be diluted. We may grant future investors rights superior to those of the common stock that you are purchasing. In addition, we do not know if additional funding will be available or on acceptable terms when needed.

         OUR PRODUCTS REQUIRE MATERIALS THAT MAY NOT BE READILY AVAILABLE OR COST EFFECTIVE, WHICH MAY ADVERSELY AFFECT OUR COMPETITIVE POSITION OR PROFITABILITY.

         The products we are developing are new chemical entities which are not yet available in commercial quantities. Raw materials necessary for the manufacture of our products may not be available in sufficient quantities or at a reasonable cost in the future. Therefore, our products may not be available at a reasonable cost in the future. In January 2000 we entered into an agreement with Avecia Limited to manufacture ribozyme products for us based on technology we licensed to them. Delays or failures in obtaining raw materials or in product manufacturing, including deliveries from Avecia, could delay our product submission for regulatory approval and our initiation of new development programs which could, in turn, materially impair our competitive position and potential profitability.

         THERE IS A SIGNIFICANT DEGREE OF UNCERTAINTY RELATING TO OUR PATENTS THAT COULD CAUSE US TO INCUR SUBSTANTIAL COSTS AND DELAYS AS A RESULT OF PROCEEDINGS AND LITIGATION REGARDING PATENTS AND OTHER PROPRIETARY RIGHTS.

         THE ULTIMATE RESULT OF ANY PATENT LITIGATION COULD BE THE LOSS OF SOME OR ALL PATENT PROTECTION FOR THE PATENT INVOLVED.

         Our basic patents, the Czech patents, expire in 2008 in the United States and in 2007 in Europe and Japan. Although our license to these patents extends through the expiration of the Czech patents or any extensions thereof, our licensor preserves the right to terminate our license before such time under certain circumstances. We have received approval of some additional patent applications covering various aspects of the ribozyme technology, and we have filed patent applications for other improvements and modifications which have not yet been approved.

         WE CANNOT BE CERTAIN THAT THE NAMED INVENTORS OF SUBJECT MATTER CLAIMED BY OUR PATENTS AND PATENT APPLICATIONS WERE THE FIRST TO INVENT OR THE FIRST TO FILE PATENT APPLICATIONS FOR THESE INVENTIONS. Furthermore, we cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us. Existing or future patents may be successfully challenged, invalidated, found to be unenforceable, infringed upon, or circumvented by others so that our patent rights would not create an effective competitive barrier. We also cannot assure you that the scope of our issued patents will be sufficiently broad to offer meaningful protection against competitive products. We have filed documents in opposition of two patents granted to a competitor in Europe. Competitors have filed documents in opposition of our Czech patents in Europe and Japan. The patent opposition in Japan has been resolved in our favor. The European opposition proceeding is in progress. However, at the oral proceedings in July 2000, the European Opposition Division found no grounds for revoking the Czech patents but decided to clarify the scope of the claims to cover self-splicing intervening sequence derived ribozymes. WE MAY NOT HAVE IDENTIFIED ALL UNITED STATES AND FOREIGN PATENTS THAT POSE A RISK OF INFRINGEMENT.

         WE MAY BE FORCED TO LITIGATE IF AN INTELLECTUAL PROPERTY DISPUTE ARISES. This litigation could be extremely expensive. Proceedings and litigation involving our patents or patent applications also could result in adverse findings about:

                -   THE PATENTABILITY OF OUR INVENTIONS AND PRODUCT CANDIDATES;
                    OR

                - THE ENFORCEABILITY, VALIDITY OR SCOPE OF PROTECTION PROVIDED BY OUR PATENTS.

         As discussed above, our competitors have taken the position in patent oppositions and elsewhere that our patents are invalid or that our activities infringe on their patent rights. While we do not believe we are infringing on the patent rights of our known competitors, we may have to incur substantial costs if litigation is brought against us by these competitors.

         THE MANUFACTURE, USE OR SALE OF OUR PRODUCTS MAY INFRINGE ON THE PATENT RIGHTS OF OTHERS. If we are unable to avoid infringing another party's patent rights, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, do not successfully defend an infringement action or are unable to have infringed patents declared invalid, we may:

                -   INCUR SUBSTANTIAL MONETARY DAMAGES;

                -   ENCOUNTER SIGNIFICANT DELAYS IN MARKETING OUR PRODUCTS; AND

                - BE UNABLE TO PARTICIPATE IN THE MANUFACTURE, USE OR SALE OF PRODUCTS OR METHODS OF TREATMENT REQUIRING LICENSES.

         IN ADDITION, WE REGULARLY ENTER INTO AGREEMENTS TO IN-LICENSE TECHNOLOGIES AND PATENT RIGHTS. SHOULD WE FAIL TO COMPLY WITH THE TERMS OF THOSE AGREEMENTS, INCLUDING PAYMENT OF ANY REQUIRED MAINTENANCE FEES OR ROYALTIES, WE WOULD LOSE THE RIGHTS TO THOSE TECHNOLOGIES AND PATENTS.

         DISCLOSURE OF OUR TRADE SECRETS COULD HURT OUR COMPETITIVE POSITION.

         Because trade secrets and other unpatented proprietary information are critical to our business, we attempt to protect our trade secrets by entering into confidentiality agreements with third parties, employees and consultants. However, these agreements can be breached and, if they are, there may not be an adequate remedy available to us. In addition, third parties may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights.

         WE LACK SALES AND MARKETING EXPERIENCE AND WILL RELY UPON THIRD PARTIES TO MARKET OUR PRODUCTS WHICH WILL RESULT IN A LOSS OF CONTROL OVER THE MARKETING PROCESS.

         We intend to rely on third parties with established direct sales forces to market, distribute and sell many of our products. These third parties may have significant control over important aspects of the commercialization of our products, including market identification, marketing methods, pricing, sales force recruitment and management and promotional activities. We may be unable to control the actions of these third parties. We may be unable to make or maintain arrangements with third parties to perform these activities on favorable terms.

         OUR SUCCESS MAY DEPEND ON THIRD-PARTY REIMBURSEMENT OF PATIENTS' COSTS FOR OUR PRODUCTS WHICH COULD RESULT IN PRICE PRESSURE OR REDUCED DEMAND FOR OUR PRODUCTS.

         Our ability to market products successfully will depend in part on the extent to which various third parties are willing to reimburse patients for the costs of our products and related treatments. These third parties include government authorities, private health insurers and other organizations, such as health maintenance organizations. Third-party payors are increasingly challenging the prices charged for medical products and services. Accordingly, if less costly drugs are available, third-party payors may not authorize or may limit reimbursement for our products, even if our products are safer or more effective than the alternatives. In addition, the trend toward managed healthcare and government insurance programs could result in lower prices and reduced demand for our products. Cost containment measures instituted by healthcare providers and any general healthcare reform could affect our ability to sell our products and may have a material adverse effect on us. We cannot predict the effect of future legislation or regulation concerning the healthcare industry and third-party coverage and reimbursement on our business.

         You could experience substantial dilution in the future.

         You could experience dilution in the net tangible book value of the stock held by you upon:

                -   the exercise by holders of outstanding options and warrants;

                - the conversion by Schering AG of future outstanding debt into shares of our common stock;

                - the conversion by Eli Lilly of our series L convertible preferred stock into shares of our common stock; or

                - the conversion by Elan of shares of our series A convertible exchangeable preferred stock into a maximum of 1,200,000 shares of our common stock.

         OUR COMMON STOCK HAS LIMITED TRADING VOLUME AND A HISTORY OF VOLATILITY WHICH COULD IMPAIR YOUR INVESTMENT.

         You may be unable to sell shares purchased in this offering at the time or price desired. The market price of our common stock has fluctuated dramatically in recent years. The trading price of our common stock may continue to fluctuate substantially due to:

                -   quarterly variations in our operating results;

                -   our ability to raise additional funds;

                - changes in the status of our corporate collaborative agreements;

                -   changes in earnings estimates by market research analysts;

                -   clinical trials of products;

                - research activities, technological innovations or new products by us or our competitors;

                - developments or disputes concerning patents or proprietary rights;

                - purchases or sales of our stock by our executive officers, directors or substantial holders of our common stock;

                - timing or denial by the FDA of clinical trial protocols or marketing applications;

                -   securities class actions or other litigation; and

                -   changes in government regulations.

         These fluctuations have sometimes been unrelated to our operating performance. As a result, the value of your shares could vary significantly from time to time. The historical trading volume of our common stock has been limited. After this offering, an active public market for the common stock may not develop or be sustained.

         BOTH OUR CORPORATE DOCUMENTS AND DELAWARE LAW HAVE ANTI-TAKEOVER PROVISIONS THAT MAY DISCOURAGE TRANSACTIONS INVOLVING ACTUAL OR POTENTIAL CHANGES OF CONTROL AT PREMIUM PRICES.

         Our corporate documents:

                 - require procedures to be followed and time periods to be met for any stockholder to propose matters to be considered at annual meetings of stockholders, including nominating directors for election at those meetings; and

                 - authorize our Board of Directors to issue up to 5,000,000 shares of preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as the Board of Directors may determine.

         In addition, we are subject to provisions of the Delaware General Corporation Law that may make some business combinations more difficult. Accordingly, transactions that otherwise could involve payment of a premium over prevailing market prices to holders of common stock may be discouraged or more difficult for our company than for other companies organized in other jurisdictions.

                                 USE OF PROCEEDS

         We will receive all of the net proceeds from the sale of our common stock registered by the registration statement of which this prospectus is a part. The proceeds we receive will be used for working capital and general corporate purposes or as may be stated in a supplement or supplements to this prospectus.

                              PLAN OF DISTRIBUTION

         Our common stock may be offered for sale and sold in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares of common stock may be sold directly, through agents designated from time to time, or by such other means as may be specified in the supplement to this prospectus. Participating agents or broker-dealers in the distribution of any of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any discount or commission received by any underwriter and any participating agents or broker-dealers, and any profit on the resale of shares of common stock purchased by any of them may be deemed to be underwriting discounts or commissions under the Securities Act.

         Shares of our common stock may be sold through a broker-dealer acting as agent or broker or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such shares of common stock to the public at varying prices to be determined by the broker-dealer at the time of resale.

         To the extent required, the number of shares of common stock to be sold, information relating to the underwriters, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an accompanying supplement to this prospectus.

         If underwriters are used in a sale, shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Shares of common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of shares of common stock will be named in the supplement to this prospectus relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement.

         Under the securities laws of some states, the shares of common stock registered by the registration statement may be sold in those states only through registered or licensed brokers or dealers.

         Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

         Upon sale under the registration statement that includes this prospectus, the shares of common stock registered by the registration statement will be freely tradable in the hands of persons other than our affiliates.

                                  LEGAL MATTERS

         Gibson, Dunn & Crutcher LLP, Los Angeles, California, will pass upon the legality of the common stock being offered by this prospectus for Ribozyme Pharmaceuticals, Inc.

                                     EXPERTS

         The financial statements of Ribozyme Pharmaceuticals, Inc. appearing in Ribozyme Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward-looking statements can typically be identified by the use of forward-looking words, such as "may," "will," "could," "project," "believe," anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like. These statements appear in a number of places in this prospectus and include statements regarding our intentions, plans, strategies, beliefs or current expectations and those of our directors or our officers with respect to, among other things:

                           -        our financial prospects;

                           -        our financing plans;

                           - trends affecting our financial condition or operating results; and

                           - our strategies for growth, operations, and product development and commercialization.

         Forward-looking statements do not guarantee future performance and involve risks and uncertainties that could cause actual results to differ materially from those anticipated. The information contained in this prospectus, or incorporated by reference, identifies important factors that could cause such differences.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the Registration Statement, omits some of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the SEC pursuant to the Securities Act of 1933 and the rules and regulations of the SEC. We also file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934.

         You may read and copy the Registration Statement, including exhibits and schedules thereto, as well as our reports, proxy statements and other information that we file, at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information filed electronically with the SEC at http://www.sec.gov.

         Our statements in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. For a complete understanding of any such contract or other document, you should read that contract or document, which has been filed as an exhibit to the Registration Statement.

         You should rely on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents, which have been filed with the SEC, are incorporated by reference into this prospectus.

                           - Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

                           - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

                           -        Current Report on Form 8-k dated April 14,
                                    2000;

                           -        Current Report on Form 8-K dated July 28,
                                    2000; and,

                           -        Current Report on Form 8-K dated October 10,
                                    2000.

         The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on April 11, 1996, including any amendments or reports filed for the purpose of updating such description.

         All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the shares of common stock shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective filing dates of such documents.

         We will provide without charge to each person to whom a copy of this prospectus is delivered, upon such person's written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed in writing to:

                  Ribozyme Pharmaceuticals, Inc.
                  Attention: Lawrence E. Bullock
                  Vice President of Administration & Finance, CFO and Secretary 2950 Wilderness Place
                  Boulder, CO 80301
                  Telephone (303) 449-6500

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

-----------------------------------------------   ------------------------------
WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON
OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR
TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE             3,000,000 Shares
CONTAINED IN THIS PROSPECTUS IN CONNECTION
WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN
OR MADE, YOU SHOULD NOT RELY UPON SUCH            Ribozyme Pharmaceuticals, Inc.
INFORMATION OR REPRESENTATIONS AS HAVING BEEN
AUTHORIZED BY RIBOZYME PHARMACEUTICALS, INC.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER              Common Stock
OF ANY SECURITIES OTHER THAN THOSE TO WHICH
IT RELATES OR AN OFFER TO SELL, OR A
SOLICITATION OF AN OFFER TO BUY, THOSE TO
WHICH IT RELATES IN ANY STATE TO ANY PERSON
TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER
IN SUCH STATE. THE DELIVERY OF THIS
PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT
THE INFORMATION HEREIN IS CORRECT AS OF
ANY TIME AFTER THE DATE OF THIS PROSPECTUS.

                     ---------------
                    TABLE OF CONTENTS

                                         Page
                                         ----
RISK FACTORS                               1                 ______________
USE OF PROCEEDS                            7
PLAN OF DISTRIBUTION                       7             PRELIMINARY PROSPECTUS
LEGAL MATTERS                              8                 NOVEMBER _, 2000
EXPERTS                                    8                 ______________
FORWARD-LOOKING STATEMENTS                 8
WHERE YOU CAN FIND MORE INFORMATION        8
INFORMATION INCORPORATED BY REFERENCE      9

       -----------------------

UNTIL ________, 2000 (25 DAYS AFTER THE
COMMENCEMENT OF THIS OFFERING),ALL DEALERS
THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING,
MAY BE REQUIRED TO DELIVER A PROSPECTUS.
THIS IS IN ADDITION TO THE DEALERS'
OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING
AS UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-----------------------------------------------   ------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all expenses payable by Ribozyme Pharmaceuticals, Inc. in connection with the offering of our common stock being registered hereby. All amounts are estimated except the SEC registration fee:


                          Expenses                                         Amount
                          --------                                         ------
SEC Registration Fee...................................                  $16,259.76
NASDAQ National Market Fees............................                  $
Legal Fees and Expenses................................                  $
Accounting Fees and Expenses...........................                  $
Miscellaneous Expenses.................................                  $

                  TOTAL................................                  $
                                                                          =====

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article XI of our Bylaws provides for indemnification of our directors to the fullest extent permitted by law, as now in effect or later amended. Article XI of our Bylaws also permits the indemnification to the same extent of our officers, employees or agents if, and to the extent, authorized by the Board of Directors. In addition, the Bylaws provide for indemnification against expenses incurred by a director to be paid by us at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by us. The Bylaws further provide for a contractual cause of action on the part of our directors for indemnification claims that have not been paid by us.

         Article VI of our Certificate of Incorporation, as amended, limits under certain circumstances the liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (1) for a breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporate Law of the State of Delaware ("DGCL") (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (4) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL contains provisions regarding indemnification, among others, of officers and directors. Section 145 of the DGCL provides in relevant part:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

         We also have provided liability insurance for each director and officer for losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

         The above discussion of our corporate documents is not intended to be exhaustive and is respectively qualified in its entirety by our corporate documents.

ITEM 16.  EXHIBITS.

         See Exhibit Index attached hereto following the signature pages and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on November 3, 2000.

                             RIBOZYME PHARMACEUTICALS, INC.



                             By:  /s/ RALPH E. CHRISTOFFERSEN, Ph.D.
                                  ---------------------------------------------
                                  Ralph E. Christoffersen, Ph.D.
                                  Chief Executive Officer and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence E. Bullock his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                         Title                                     Date
                ---------                                         -----                                     ----
/s/ RALPH E. CHRISTOFFERSEN, Ph.D.         Chief Executive Officer and President (Principal          November 3, 2000
------------------------------------       Executive Officer)
Ralph E. Christoffersen, Ph.D.

/s/ LAWRENCE E. BULLOCK                    Vice President, Administration Finance, Chief             November 3, 2000
------------------------------------       Financial Officer and Secretary (Principal
Lawrence E. Bullock                        Financial and Accounting Officer)

            *                              Chairman of the Board of Directors                        November 3, 2000
------------------------------------
David T. Morgenthaler

            *
------------------------------------       Director                                                  November 3, 2000
Jeremy C. Cook

            *
------------------------------------       Director                                                  November 3, 2000
David Ichikawa

            *
------------------------------------       Director                                                  November 3, 2000
Anders Wiklund

            *
------------------------------------       Director                                                  November 3, 2000
John Groom

            *
------------------------------------       Director                                                  November 3, 2000
Samuel R. Saks, M.D.



* By:     /s/ LAWRENCE E. BULLOCK
      -------------------------------------
             Lawrence E. Bullock
              ATTORNEY-IN-FACT


                                  EXHIBIT INDEX

                                                                                     SEQUENTIALLY
   EXHIBIT                                                                             NUMBERED
   NUMBER                         DESCRIPTION                                           PAGE+
   -------                        -----------                                           -----
 5.1          Opinion and consent of Gibson, Dunn & Crutcher LLP.*
23.1          Consent of Independent Accountants.
23.2          Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).*
24.1          Power of Attorney (included as part of signature page).

---------------------
*        To be filed by amendment.
+        Only contained in manually executed version.